Section 906 Certifications
I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: December 28, 2021
/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer
Section 906 Certifications
I, Janet C. Smith, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2021 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended October 31, 2021 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: December 28, 2021
/s/ Janet C. Smith
______________________
Janet C. Smith
Principal Financial Officer
Attachment A
Period (s) ended October 31, 2021
Putnam Convertible Securities Fund
Putnam Fixed Income Absolute Return Fund
Putnam Focused International Equity Fund
Putnam Global Income Trust
Putnam Income Fund
Putnam Large Cap Value Fund
Putnam Managed Municipal Income Trust
Putnam Multi-Asset Absolute Return Fund
Putnam Multi-Cap Core Fund
Putnam Municipal Opportunities Trust
Putnam Short Duration Bond Fund
Putnam Sustainable Future Fund